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                                                                  Exhibit 3.1(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    NMHH CO.

                               A STOCK CORPORATION

                  I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  FIRST: The name of the corporation (the "Corporation") is NMHH Co.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value of $.01 per share.

                  FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

                  SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.


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Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

                  SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

                  EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.


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                  NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

                  TENTH:  The name and mailing address of the incorporator is:


                  Constantine E. Tsipis   5875 Landerbrook Drive #300
                                          Mayfield Heights, OH 44124-4017

                  IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 26th day of February, 1999.

                                   /s/ Constantine E. Tsipis
                                   ---------------------------------
                                   Constantine E. Tsipis

                                       3
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    NMHH CO.

                  NMHH Co., a Delaware corporation (the "Corporation"), does hereby certify:

         A. That the Board of Directors of the Corporation, by unanimous written action without a meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware (the "DGCL") adopted a resolution proposing and declaring advisable the following amendment to Article FIRST of the Certificate of Incorporation of the Corporation:

                  "FIRST: The name of the corporation (hereinafter called the "Corporation") is NMHG Holding Co."

         B. That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given written consent to such amendment in accordance with Section 228 of the DGCL.

         C. That the amendment has been duly approved and adopted in accordance with Section 242 of the DGCL.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be executed as of this 1st day of April, 1999.

                                     NMHH CO.


                                     /s/ Reginald R. Eklund
                                     -------------------------------------------
                                     By:  Reginald R. Eklund
                                     Name:  President

ATTEST:

/s/ Geoffrey D. Lewis
----------------------------
By:  Geoffrey D. Lewis
Name:    Secretary

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:


                  1. The name of the corporation (hereinafter called the "corporation") is

                                NMHG Holding Co.

                  2 The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

                  3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

                  4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 15, 1999.

                                  /s/ Geoffrey D. Lewis
                                  ---------------------------------------------
                                       Geoffrey D. Lewis
                                       Vice President